UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     August 19, 2005

Venture Financial Group, Inc.
(Exact Name of Registrant as specified in its charter)

Washington	0-24024	91 - 1277503
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

721 College Street SE
PO Box 3800
Lacey, Washington 98503
Address of Principal Executive Office and Zip Code

Registrant’s telephone number including area code 360-459-1100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 7.01            Regulation FD Disclosure.

        On August 19, 2005, Venture Financial Group, Inc. issued a press release announcing receipt of regulatory approvals and the approval by shareholders of Washington Commercial Bancorp of the proposed merger of Washington Commercial Bancorp with and into Venture Financial Group, Inc. A copy of the press release attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Exhibits.
99.1 Press Release

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTURE FINANCIAL GROUP, INC.
(Registrant)

Date:	August 19, 2005	By:	/s/ Ken F. Parsons, Sr.
Ken F. Parsons, Sr.
President and Chief Executive Officer

EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contacts:
VENTURE FINANCIAL GROUP
Ken F. Parsons, Sr.
(360) 412-2100
kparsons@venture-bank.com

Venture Financial Group, Inc. and Washington Commercial Bancorp Merger

Olympia, WA. August 19, 2005-Venture Financial Group, Inc., parent company of Venture Bank, and Washington Commercial Bancorp, parent company of Redmond National Bank, announced today that over 85% of the shares voting at the Washington Commercial Bancorp special shareholder meeting were cast in favor of the merger between the two companies. The companies have received all regulatory approvals and the anticipated closing date is September 2. The deadline for Washington Commercial Bancorp shareholders to submit Election Forms related to the merger consideration is August 31, 2005.

About Venture Financial Group, Inc.

Venture Bank has 14 offices in four western Washington counties and offers a full spectrum of financial services including commercial, construction, residential and consumer lending, deposit products and other banking services. The bank also provides a broad range of investment services through its subsidiary Venture Wealth Management, Inc. Further information is available online at www.venture-bank.com.

This press release includes a forward-looking statement regarding the expected date of consummation of the merger. This statement is subject to risk and uncertainty. The ability of Venture Financial Group, Inc. and Washington Commercial Bancorp to fulfill their respective closing conditions of the transaction is a risk factor, and the actual closing may occur later than anticipated.